Exhibit 99

June 7, 2001

SHAREHOLDERS APPROVE AVNET’S PROPOSED ACQUISITION
OF KENT ELECTRONICS

Phoenix, AZ/Houston, TX —Avnet, Inc. (NYSE:AVT) and Kent Electronics Corporation (NYSE:KNT) announced today that the acquisition of Kent Electronics Corporation by Avnet, Inc. has been approved by the shareholders of each company and is expected to close on Friday, June 8, 2001.

Houston, Texas-based Kent Electronics is among the largest publicly traded specialty electronics distributors and network integrators. Kent Components provides distribution and value-added services with a focus on interconnect, passive and electromechanical components. Kent Datacomm provides complete end-to-end networking solutions, including design, consulting, source selection, product configuration and installation, and warranty and technical support. Kent’s web site is located at www.kentelectronics.com.

Phoenix, Arizona-based Avnet, Inc., a Fortune 500 company with annual sales exceeding $12.3 billion, is one of the world’s largest distributors of semiconductors, interconnect, passive and electromechanical components, computer products and enterprise solutions and embedded systems from leading manufacturers. Serving customers in 63 countries, Avnet markets, inventories and adds value to these products and provides world-class supply-chain management and engineering services. Avnet’s Web site is located at www.avnet.com.